AGREEMENT TO COORDINATE
                              OPERATING AGREEMENTS

                    ----------------------------------------


     THIS AGREEMENT (the "Agreement") made and entered into between Freeport-McMoRan Resource Partners, Limited Partnership, a Delaware limited partnership (sometimes "FMRP" and sometimes "Operator") , IMC Fertilizer, Inc., a Delaware corporation ("IMC") , and Felmont Oil Corporation, a Delaware corporation ("Felmont"), FMRP, IMC and Felmont hereinafter each a "Party" and collectively the "Parties", as the owners in indivision in the percentages, respectively, of 58.33%, 25%, and 16.67% of the following described rights and interests:

     A. That certain Sulphur and Salt Lease, designated by Serial No. OCS-G 9372, granted effective as of May 1, 1988 by the United States Department of the Interior, Minerals Management Service, as Lessor, to Freeport-McMoRan Resource Partners, Limited Partnership, IMC Fertilizer, Inc., and Felmont Oil Corporation, as Lessee, covering lands described as follows:

               All of Block 299, Main Pass Area, South and East
               Addition, OCS Leasing Map, Louisiana Map No. 10A.

          hereinafter referred to as the "Sulphur Lease";

     B. That certain Oil and Gas Lease, designated by Serial No. OCS-G 1316A, granted by the United States of America, as lessor, to Freeport-McMoRan Resource Partners, Limited Partnership, as lessee, effective June 5, 1990, covering and affecting the therein described portion of Block 299, Main Pass Area, South and East Addition, as shown on official leasing map La. No. 10A, Outer Continental Shelf Leasing Map, Louisiana Offshore operations.

which lease is hereinafter referred to as the "Oil and Gas Lease", to-wit:

     WHEREAS, the Parties entered into an operating agreement dated May 1, 1988, designating FMRP as Operator, governing their exploration, development, production and transportation of sulphur under the Sulphur Lease, such operating agreement hereinafter being referred to as the "Sulphur Agreement"; and

     WHEREAS, the Parties entered into an operating agreement dated of even date herewith, designating FMRP as the Operator, governing their exploration, development, production and transportation of oil and gas under the Oil and Gas Lease, said operating agreement hereinafter being referred to as the "Oil and Gas Agreement"; and

     WHEREAS, the Parties recognize that the development and production of oil and gas from the Oil and Gas Lease in certain respects will be unusual and different from oil and gas operations normally conducted Offshore Louisiana due to the shallow subsea depth of the oil and gas reserves, the location of oil and gas reserves on top of a salt dome and in the same formations, horizons and zones in which sulphur deposits are present and from which sulphur is to be mined and produced along with the oil and gas, and that the technical and engineering problems likely to be encountered in the operations and facilities for the development and production of oil and gas from the Oil and Gas Lease may involve or require technology which is unusual and novel with respect to oil and gas operations Offshore Louisiana, the results of which have not been proven by usage or experience: and

     WHEREAS, it is the desire and intent of the Parties that such oil and gas reserves be developed and produced in coordination with the sulphur reserves, utilizing the technology and facilities which are customary for the development and production of sulphur and for the development and production of oil and gas, it being recognized, however, that it is necessary for the operations for the development and production of the sulphur reserves and the oil and gas reserves to be closely coordinated to insure the optimum total net value of the combined sulphur reserves and oil and gas reserves consistent with safety and conservation of the natural resources.


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     NOW, THEREFORE, in consideration of the premises, and for the mutual benefit of the Parties hereto, the Parties agree that they will coordinate the exploration, development, production and transportation under the Sulphur Lease and the Oil and Gas Lease in accordance with the terms of the Sulphur Agreement and the oil and Gas Agreement, respectively, by modifying and amending those agreements as hereinafter set out.

     A.   UNITY OF OWNERSHIP

          The Parties recognize that continuity of the joint ownership among themselves, their successors and assigns, is essential to the efficient operation of the above described leases with the undivided interest owned by each Party being and remaining identical in both the Sulphur Lease and the Oil and Gas Lease. To that effect, no Party shall sell, assign, transfer or otherwise dispose of its interest in either the Sulphur Lease or the Oil and Gas Lease, or in any agreements relating to the ownership of, operations on or production from such leases, including the Sulphur Agreement and the Oil and Gas Agreement, unless it simultaneously sells, assigns, transfers or otherwise disposes to the acquiring party an identical interest in the other lease and related agreements. Any sale, assignment, transfer or other disposition by a Party shall be made under the terms and provisions of the respective Operating Agreements and must specifically be made subject thereto as such agreements are modified and amended herein. Notwithstanding any of the foregoing, this paragraph shall not be construed to prevent a party from granting a mortgage, pledge or other security interest affecting one but not the other of (i) the Sulphur Lease and related agreements and (ii) the Oil and Gas Lease and related agreements, nor shall it be construed to prevent a party from assigning, pledging or granting a security interest in such party's share of sulphur or oil and gas production or the proceeds therefrom.

     B.   COORDINATING POLICY COMMITTEE

          The Parties shall establish a Coordinating Policy Committee ("CPC") to be composed of one representative designated by each Party which is a party to both the Sulphur Agreement and the Oil and Gas Agreement, for the purpose of coordinating the exploration, development, production, transportation and abandonment operations under the Sulphur Lease and the Oil and Gas Lease in the manner hereinbelow provided.

          A representative designated pursuant to this provision shall serve until replaced by the Party that designated such representative. Each Party also may designate one or more alternates for any representative designated by it. An alternate shall exercise voting rights only in the event of a representative's absence. Each representative may bring to CPC meetings such advisors as the representative deems necessary or desirable; however, such advisors shall have no right to vote on matters before the CPC.

          Each Party promptly shall advise the other Parties in writing as to the names and addresses of its representative and alternate representative who shall have the authority to represent and bind the advising Party with respect to any matter to be acted upon by the Policy Committee. A Party's representative or alternate representative may be changed from time to time upon written notice to the other Parties.

          The Operator for each Operating Agreement will submit to the CPC the Work Plan and Budget for the following calendar year for the particular operating agreement as soon as it is approved, but not later than November 15th of each year. The CPC will review such Work Plans and Budgets to be assured that there are no provisions therein which would result in a conflict between the two operations, and, in such event, will approve and adopt such Work Plans and Budgets. Should the CPC believe that there is a conflict or a potential conflict between the two Work Plans and Budgets, it shall work to an acceptable modification of one or both so as to remove such conflict or potential conflict and, thereupon, shall approve and adopt both Work Plans and Budgets as modified.

          Should the Parties to either operating agreement be unable to agree on the Work Plan and Budget for the following calendar year by November 15th of the preceding year, the alternate proposals shall, at that time, be referred to the CPC which shall work to the resolution thereof and the approval of the particular Work Plan and Budget. Upon such approval, the CPC shall proceed to a review of both Work Plans and Budgets for possible conflicts, approving both if no conflict is found or, in the event of a potential conflict, working to an acceptable modification one or both of the Work Plans and Budgets so as to remove such conflict as potential conflict and, thereupon, shall approve and adopt both Work Plans and Budgets as modified.

          The Work Plan and Budget for the Sulphur Lease for all of the calendar year of 1990 has been approved and adopted by the Parties and the Work Plans and Budgets for the Oil and Gas Lease for the calendar years of 1990 and 1991 have been approved and adopted by the Parties, and such Work Plans and Budgets are to be implemented as approved and adopted.

          The CPC shall also approve all supplements and revisions to the Work Plans and Budgets, and the actions taken to wind up the activities and operations on either lease under the provisions of its applicable operating agreement, all in the manner provided above.

          Special meetings shall be called by operator as and when the operator should deem necessary. Any other Party shall have the right to call a special meeting provided that no such special meeting shall be called sooner than three months after the last such special meeting. During the fifth month of each Budget Year the operator shall call an advisory meeting for the sole purpose of informing the CPC of the progress of operations for the current Budget Year to date. The Parties shall attend all regular, special and advisory meetings of the CPC. All meetings shall be held at Operator's offices, unless all Parties agree to another location. Written notice of the time and place of each regular, special and advisory meeting, shall be submitted by the Operator to the Parties, not less than 15 days before any such meeting, unless such requirement of notice is waived in writing by the Parties. The holding of any advisory meeting may be waived provided all Parties consent to such waiver.

          The designated representative, or alternate, of operator shall act as chairman at all CPC meetings. Each Party shall bear its own cost of attendance. If Operator deems it necessary for any personnel who are assigned duties in connection with the conduct of operations to attend any meeting, the additional cost incurred therefor shall be charged to the Joint Account of the operating agreement on whose behalf such personnel is appearing.

          Only those Parties owning an interest of ten percent (10%) or more in both leases may vote on matters before the CPC. CPC approval of any matter requiring CPC approval hereunder, shall require the vote of Operator and the vote of at least one other Party entitled to vote which is not an affiliate of Operator; provided, however, that if only one Party other than Operator should be entitled to vote then CPC approval of any such matter shall require only the vote of Operator.

          With respect to any matter submitted for CPC approval, should Operator be unable to obtain a concurring vote to its proposal of at least one other party entitled to vote, then in such event all Parties entitled to vote shall continue good faith negotiations to resolve outstanding differences. In the event the CPC is unable to secure approval of proposed Work Plans and Budgets within 60 days, the Operator shall submit alternate proposed Work Plans and Budgets and the Parties shall vote and negotiate thereon until approval is obtained. In any event, until CPC approval of Work Plans and Budgets, Operator is authorized to continue operating the Sulphur Lease for the joint account of the Sulphur Agreement in accordance with its latest approved Work Plan and Budget, and to continue operating the Oil and Gas Lease in the manner provided in the second paragraph of Section 8.5 of the Oil and Gas Agreement. No formal CPC approval shall be necessary for such expenditures or for such operations. Upon approval of the Work Plans and Budgets they shall be implemented and followed.

          In lieu of deciding any matter at any meeting, the CPC (a) may act by instrument(s) in writing signed by the representative of each Participating Interest Owner, which instrument(s) (in one or more counterparts) shall be conclusively deemed to be the act of the CPC, or (b) by telephone communication provided that such action is unanimous and is confirmed in writing by each Party or each Party's representative.

          A Work Plan and Budget for both the Sulphur Lease and the Oil and Gas Lease must be adopted by the CPC before the adoption of either Work Plan and Budget shall become effective. At such time as a Work Plan and Budget for both the Sulphur Lease and the Oil and Gas Lease have been adopted by the CPC, it shall be binding on all Parties as adopted and shall then be implemented as to each the Sulphur Lease and the Oil and Gas Lease under the terms and conditions provided therefor in the Sulphur Agreement and the Oil. and Gas Agreement, respectively, and may not be changed except by action of the CPC provided for herein.

          Each capitalized term herein shall have the same meaning as in the Oil and Gas Agreement unless such term is defined herein or a different meaning is otherwise clearly indicated.

     C.   DEFAULTS

          Reference is made to Article XIX of the Sulphur Agreement and to
Article XXI of the Oil and Gas Agreement. The Parties agree that a default under the Sulphur Agreement by any Participating Interest Owner (as defined therein), which activates the provisions of the second paragraph of Article XIX thereof shall be grounds for a default under the provisions of Article XXI of the Oil and Gas Agreement, but with the sole and limited effect of conferring on the Operator of the Sulphur Agreement the right under the provisions of Section 21.2 of the oil and Gas Agreement ("Section 21.2") to have the proceeds from the sale of production of oil and gas accruing to the defaulting party paid to the operator of the Oil and Gas Agreement and remitted to the Operator of the Sulphur Agreement in discharge of the defaulting Participating Interest Owner's unpaid share of the Joint Expenses under the Sulphur Agreement. The Operator of the Sulphur Agreement may exercise such right by requesting in writing that the operator of the Oil and Gas Agreement collect from purchasers of oil and gas the proceeds identified in Section 21.2 and remit the proceeds to the Operator of the Sulphur Agreement; provided, however, that no such collection or remittance of proceeds shall occur unless the defaulting party receives at least fifteen
(15) days prior written notice thereof from the Operator of the Oil and Gas Agreement and does not cure the default within such fifteen (15) day period.

          Neither the Operator of the Sulphur Agreement nor the Operator of the Oil and Gas Agreement shall have any other right or remedy with respect to the working interest or interests in the Property of the defaulting party under the Oil and Gas Agreement as a consequence of a default under the Sulphur Agreement, nor shall any default under the Sulphur Agreement give rise under any circumstances to any foreclosure, or the like, or the defaulting party's working interest or interests in the Property under the Oil and Gas Agreement.

          Conversely, the Parties agree that a default of any party under the Oil and Gas Agreement which activates the provisions of Section 21.2 shall be grounds for a default under the provisions of the second paragraph of Article XIX of the Sulphur Agreement, but with the sole and limited effect of conferring on the operator of the Oil and Gas Agreement the right to have sold the defaulting party's share of sulphur produced after the notice of default provided for in such paragraph is given, and the proceeds from such sale remitted to the Operator of the Oil and Gas Agreement in discharge of such defaulting party's delinquent obligations under the Oil and Gas Agreement. The Operator of the Oil and Gas Agreement may exercise such right after expiration of the fifteen (15) day period provided for in Section 21.2 by requesting in writing that the Operator of the Sulphur Agreement sell such defaulting party's share of such sulphur and remit the proceeds from such sale to the Operator of the Oil and Gas Agreement; provided, however, that no such sale or remittance shall take place unless the defaulting party has received at least fifteen (15) days prior written notice of such sale from the Operator of the Sulphur Agreement and does not cure the default within such fifteen (15) day period. Neither the operator of the Oil and Gas Agreement nor the Operator of the Sulphur Agreement shall have any other right or remedy with respect to the Participating Interest or share of sulphur of the defaulting party arising as a consequence of a default under the Oil and Gas Agreement, nor shall any default arising under the oil and Gas Agreement give rise under any circumstances to any forfeiture, foreclosure, or the like, of the defaulting party's Participating Interest under the Sulphur Agreement.

          Neither the Operator of the Sulphur Agreement nor of the oil and Gas Agreement shall be required to comply with the request from the other pursuant to this subparagraph C, if a defaulting party is in default under both Agreements. Any Operator may cease honoring such a request from the other Operator at such time as any party in default under one Agreement defaults under the other. It is the intention of the Parties hereto that each Operator shall have priority in enforcing default under its Agreement against one of its own participating Interest Owners or parties, as the case may be.

D.   CONFLICTS

          To the extent necessary, the Sulphur Agreement and the Oil and Gas Agreement are amended and modified to conform with the terms and provisions hereof. Consequently, in the event of any conflict between the terms and provisions of this Agreement and those of either the Sulphur Agreement or the Oil and Gas Agreement, the terms and provisions of this Agreement shall prevail.

E.   GENERAL PROVISIONS

     (a) This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. This Agreement may not be assigned by any Party without the written consent of all other Parties being first had and obtained, except any assignments that are consistent with assignments made pursuant to the Sulphur Agreement and the Oil and Gas Agreement.

     (b) In the event that the interests of any Party in the Sulphur Lease and the Oil and Gas Lease become subject to separate ownership as the result of the foreclosure of any separate mortgage, pledge, or security interest permitted under Section A hereof or as a result of the transfer of any interest in the Sulphur Lease or the Oil and Gas Lease by deed in lieu of foreclosure of any separate mortgage, pledge, or security interest permitted under Section A hereof, this Agreement shall remain in full force and effect and shall remain binding upon all other Parties. Further, in the event that a single entity subsequently becomes the owner of such separate interests in the Sulphur Lease and the Oil and Gas Lease, such entity shall be a Party hereunder and this Agreement shall be binding upon such Party.

     (c) This Agreement shall be considered an amendment to both the Sulphur Agreement and the Oil and Gas Agreement and may not be amended except by an agreement in writing executed by all the Parties.

     (d) This Agreement shall be construed and enforced in accordance with the laws of the State of Louisiana and the United States.

     EXECUTED this 5th day of June, 1990, but effective as of the 5th day of June, 1990.

                                             FREEPORT-McMoRan RESOURCE
                                             PARTNERS, LIMITED PARTNERSHIP

                                             By:  /s/ Robert B. Foster
                                                  -----------------------------
                                                               Robert B. Foster
                                                           Senior Vice-President

                                             IMC FERTILIZER, INC.

                                             By:  /s/ R. E. Jones, Jr.
                                                  -----------------------------
                                                       R. E. Jones, Jr.
                                               Vice President Sulfur Operations

                                             FELMONT OIL CORPORATION

                                             By:  /s/ W. J. Gedwed
                                                  -----------------------------
                                                         W. J. Gedwed
                                                   Executive Vice President